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                                                                    EXHIBIT 10.6

                       PREFERRED STOCK PURCHASE AGREEMENT


         AGREEMENT, dated February 4, 1998 (this "Agreement"), between Eclipsys Corporation, a Delaware corporation (the "Company"), General Atlantic Partners 47, L.P., a Delaware limited partnership ("GAP LP"), and GAP Coinvestment Partners, L.P., a New York limited partnership ("GAP Coinvestment" and, together with GAP LP, the "Purchasers").

         WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to (a) GAP LP for an aggregate purchase price of $7,570,120, an aggregate of 757,012 shares, par value $.01 per share, of Series G Convertible Preferred Stock of the Company (the "Series G Preferred Stock") and (b) GAP Coinvestment for an aggregate purchase price of $1,429,880, an aggregate of 142,988 shares of Series G Preferred Stock; and

         WHEREAS, each share of Series G Preferred Stock is convertible (subject to adjustment) into one share, par value $.01 per share, of voting Common Stock of the Company (the "Common Stock").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

         "Agreement" means this Agreement as the same may be amended, supplemented or modified in accordance with the terms hereof.

         "By-laws" means the by-laws of the Company, as the same may have been amended and as in effect as of the Closing Date.

         "Certificate of Incorporation" means the Second Amended and Restated Certificate of Incorporation of the Company, as the same may have been amended and as in effect as of the Closing Date, substantially in the form attached hereto as Exhibit A.

         "Closing" has the meaning set forth in Section 2.2 of this Agreement.

         "Closing Date" has the meaning set forth in Section 2.2 of this Agreement.

         "Common Stock" has the meaning assigned to such term in the recital to this Agreement.

         "Company" has the meaning assigned to such term in the recital to this Agreement.



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         "Condition of the Company" means the assets, business, properties, prospects, operations or financial condition of the Company and its Subsidiaries, taken as a whole.

         "Contractual Obligations means as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

         "GAP Coinvestment" has the meaning assigned to such term in the recital to this Agreement.

         "GAP LP" has the meaning assigned to such term in the recital to this Agreement.

         "Governmental Authority" means the government of any nation, state, city, locality or other political division thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever (excluding preferred stock and equity related preferences), including, without limitation, those created by, arising under a capital lease obligation, or any financing lease having substantially the same economic effect as any of the foregoing.

         "Person" means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

         "Purchased Shares" has the meaning set forth in Section 2.1 of this Agreement.

         "Requirements of Law" means, as to any Person, any law, statute, treaty, rule, regulation, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

         "Second Amended and Restated Registration Rights Agreement" means the Second Amended and Restated Registration Rights Agreement, dated January 30, 1998, among the Company, Partners HealthCare System, Inc., GAP LP, General Atlantic Partners 38, L.P., General Atlantic Partners 28, L.P., GAP Coinvestment, Harvey J. Wilson, Wilfam Ltd., Alltel Information Services, Inc., First Union Corporation, BT Investment Partners, Inc, Brean Murray Associates IHS L.P., Gerald Manolovici, St. Paul Venture Capital IV, L.L.C., Peter Karmanos, Jr., Motorola, Inc., and certain other stockholders of the Company set forth on the



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signature pages thereto.

         "Second Amended and Restated Stockholders Agreement" means the Second Amended and Restated Stockholders Agreement, dated January 30, 1998, among the Company, Partners HealthCare System, Inc., GAP LP, General Atlantic Partners 38, L.P., General Partners 28, L.P., GAP Coinvestment, Harvey J. Wilson, Wilfam Ltd., Alltel Information Services, Inc., First Union Corporation, BT Investment Partners, Inc., Brean Murray Associates IHS L.P., Gerald Manolovici, St. Paul Venture Capital IV, L.L.C., Peter Karmanos, Jr., Motorola, Inc., and certain other stockholders of the Company set forth in the signature pages thereto.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

         "Series G Preferred Stock" has the meaning assigned to such term in the recital to this Agreement.

         "Subsidiaries" means, as to any Person, a corporation, partnership, limited liability company or other entity of which 50% or more of the outstanding economic equity interest is held, directly or indirectly, by such Person. For purposes of this Agreement, Emtek Healthcare Corporation shall not be deemed to be a Subsidiary of the Company.

         "Transaction Documents" means collectively, this Agreement, the Second Amended and Restated Stockholders Agreement and the Second Amended and
Restated Registration Rights Agreement.


                                    ARTICLE 2

                  PURCHASE AND SALE OF SERIES G PREFERRED STOCK

         2.1 Purchase and Sale of Series G Preferred Stock. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Purchasers, and each of the Purchasers agrees that it will purchase from the Company, on the Closing Date, the aggregate number of shares of Series G Preferred Stock set forth opposite such Purchaser's name on Schedule 2.1 hereto, for the aggregate purchase price set forth opposite such Purchaser's name on
Schedule 2 hereto (all of the shares of Series G Preferred stock being purchased pursuant hereto being referred to herein as the "Purchased Shares"). The Purchased Shares shall have the preferences and rights set forth in the Certificate of Incorporation.

         2.2 Closing. The closing of the sale and purchase of the Purchased Shares (the "Closing") shall take place at the offices of the Company, at 10:00 a.m., local time, on the date hereon, or at such other time, place and date that the Company and the Purchasers may agree in writing (the "Closing Date"). On the Closing Date, the Company shall deliver to each of the Purchasers a stock certificate representing the Purchased Shares, against delivery by the



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Purchasers to the Company of the aggregate purchase price therefor by wire transfer of immediately available funds.


                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to the Purchasers as follows:

         3.1 Corporate Existence and Power. Each of the Company and its Subsidiaries (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be; (b) has all requisite power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be engaged; (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction to which its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent the failure to do so would not have a material adverse effect on the Condition of the Company; and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents.

         3.2 Authorization: No Contravention. The execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary corporate action of the Company; (b) do not contravene the terms of the Certificate of Incorporation or the By-laws, or the certificate of incorporation or the by-laws of any Subsidiary, or any amendment thereof; (c) do not violate, conflict with or result in any breach or contravention of, or the creation of any Lien under any Contractual Obligation of the Company or any of its Subsidiaries, or any Requirement of Law applicable to the Company or any of its Subsidiaries; and (d) do not violate any judgment, injunction, writ, award, decree or order of any nature of any Governmental Authority against, or binding upon, the Company or any of its Subsidiaries.

         3.3 Governmental Authorization: Third Party Consents. Except as set forth in Schedule 3.3, no approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person in respect of any Requirement of Law, and no lapse of a waiting period under a Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the sale, issuance and delivery of the Purchased Shares) by, or enforcement against, the Company of this Agreement or any of the other Transaction Documents or the transactions contemplated hereby and thereby.



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         3.4 Binding Effect. This Agreement and each of the other Transaction
Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

         3.5 Litigation. There are no actions, suits, proceedings, claims, complaints, disputes, arbitrations or investigations pending or, to the knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company or any of its Subsidiaries which could, if adversely determined, have a material adverse effect on the Condition of the Company or the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents. Neither the Company nor any of its Subsidiaries has received notice of any Order and, to the knowledge of the Company, no Order has been issued by any court or other Governmental Authority against the Company or any of its Subsidiaries purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any of the other Transaction Documents.

         3.6 Capitalization. Schedule 3.6 sets forth, as the Closing Date, after giving effect to the transactions contemplated by this Agreement, (a) a true and complete list of the stockholders of the Company and, opposite the name of each stockholder, the amount of all outstanding capital stock and Common Stock Equivalents owned by such stockholder and (b) the total number of stock options authorized to be issued pursuant to all of the Company's stock option plans and the total number of stock options granted thereunder. The Company has reserved an aggregate of 900,000 shares of Common Stock for issuance under conversion of the Series G Preferred Stock. Except as set forth on Schedule 3.6, there are no additional options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire
(i) any authorized but unissued, unauthorized or treasury shares of the Company's capital stock, (ii) any Common Stock Equivalents or (iii) other securities of the Company. The Purchased Shares are duly authorized, and when the Purchased Shares are issued and sold to the Purchasers after payment therefor, will be validly issued, fully paid and nonassessable and will be issued in compliance with the registration and qualification requirements of all applicable federal securities laws. The shares of Common Stock issuable upon conversion of the Series G Preferred Stock are duly authorized and, when issued in compliance with the provisions of the Certificate of Incorporation will be validly issued, fully paid and nonassessable. The issued and outstanding shares of Common Stock are all duly authorized, validly issued, fully paid and nonassessable, and were issued in compliance with the registration and qualification requirements of all applicable federal securities laws. The Company owns all of the issued and outstanding shares of capital stock or proprietary interests, as the case may be, of the Subsidiaries.

         3.7 No Default or Breach. Neither the Company nor any of its Subsidiaries has received notice of, and is not in default under, or with respect to, any Contractual Obligation in any respect, which individually or together with all such defaults, could have a material adverse



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effect on (i) the Condition of the Company or (ii) the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents.

         3.8 No Material Adverse Change. Since September 30, 1997, there has not been any material adverse change, nor to the knowledge of the Company is any such change threatened, in the Condition of the Company.

         3.9 Private Offering. No form of general solicitation or general advertising was used by Company or its representatives in connection with the offer or sale of the Purchased Shares. No registration of the Purchased Shares, pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, will be required by the offer, sale or issuance of the Purchased Shares.

         3.10 Broker's, Finder's or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Company or any of its Subsidiaries in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Company or any of its Subsidiaries or any action taken by any such Person.

         3.11 Disclosure There is no fact known to the Company, which the Company has not disclosed to the Purchasers in writing, which materially adversely affects the condition of the Company or the ability of the Company to perform its obligations under this Agreement or any of the other Transaction Documents.


                                    ARTICLE 4

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

         Each of the Purchasers hereby represents and warrants (severally as to itself and not jointly) to the Company as follows:

         4.1 Existence and Power. Such Purchaser (a) is a partnership duly organized and validly existing and in good standing under the laws of the jurisdiction of its formation and (b) has the requisite partnership power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents.

         4.2 Authorizations: No Contravention. The execution, delivery and performance by such Purchaser of this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary partnership action and (b) do not contravene the terms of such Purchaser's organizational documents, or any amendment thereof.

         4.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization, or other action by, or notice to, or filing with, any



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Governmental Authority or any other Person with respect to any Requirement of
Law, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance (including, without limitation, the purchase of the Purchased Shares) by, or enforcement against, such Purchaser of this Agreement and each of the other Transaction Documents or the transactions contemplated hereby and thereby.

         4.4 Binding Effect. This Agreement and each of the other Transaction Documents have been duly executed and delivered by such Purchaser and constitute the legal, valid and binding obligations of such Purchaser, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, mortarium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (regardless of whether consideration in a proceeding at law or in equity).

         4.5 Purchase for Own Account. The Purchased Shares to be acquired by such Purchaser pursuant to this Agreement are being or will be acquired for its own account and with no intention of distributing or reselling such Purchased Shares or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of such Purchased Shares under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of such Purchaser's property being at all times within its control. If such Purchaser should in the future decide to dispose of any of the Purchased Shares, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect. Such Purchaser agrees to the imprinting so long as required by law or so long as the Amended and Restated Stockholders Agreement is in effect, of a legend on certificates representing all of its Purchased Shares and its shares of Common Stock issuable upon conversion of its Purchased Shares to the following effect:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO A WRITTEN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIREMENT.

         THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE



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         SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS
         OF THE SECOND AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED JANUARY 30, 1998, AMONG ECLIPSYS CORPORATION AND CERTAIN STOCKHOLDERS OF ECLIPSYS CORPORATION SET FORTH ON THE SIGNATURE PAGES THERETO, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE SHAREHOLDERS AGREEMENT.

         4.6 Experience: Accredited Investor. Such Purchaser understands the Purchased Shares will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act and that the reliance of the Company on such exemption is predicted in part on such Purchaser's representations set forth herein. Such Purchaser represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of its investment. Such Purchaser further represents that it has had the opportunity to ask questions of the receive answers from the Company concerning the terms and conditions of the offering and to obtain additional information to such Purchaser's satisfaction. Such Purchaser is an "accredited investor" as that term is defined by Rule 501 of Regulation D promulgated under the Securities Act.

         4.7 Broker's, Finders' or Similar Fees. There are no brokerage commissions, finder's fees or similar fees or commissions payable by the Purchasers, in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Purchasers or any action taken by the Purchasers.

                                    ARTICLE 5

                          CONDITIONS TO THE OBLIGATION
                           OF THE PURCHASERS TO CLOSE

         The obligation of the Purchasers to purchase the Purchased Shares, to pay the purchase price therefor at the Closing and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by the Purchasers of the following conditions on or before the Closing Date.



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         5.1 Secretary's Certificate. The Purchasers shall have received a certificate from the Company, in form and substance satisfactory to the Purchasers, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying that the attached copies of the Certificate of Incorporation, the By-laws, the resolutions of the Board of Directors of the Company and the resolutions of the stockholders of the Company (to the extent applicable) approving this Agreement and each of the other Transaction Documents and the transactions contemplated hereby and thereby, are all true, complete and correct and remain unamended and in full force and effect.

         5.2 Filing of the Certificate of Incorporation. The Company shall have duly filed with the Secretary of State of the State of Delaware in accordance with the Delaware General Corporation Law the Certificate of Incorporation, in form and substance reasonably satisfactory to the Purchasers, pursuant to which, among other things, the Company shall have authorized and designated the Series G Preferred Stock so as to enable the Company to issue, sell and deliver the Purchased Shares to the Purchasers and perform its obligations under this Agreement.

         5.3 Purchased Shares. The Company shall have delivered to the Purchasers certificates in definitive form representing the number of Purchased Shares set forth opposite such Purchaser's name on Schedule 2.1 hereto, registered in the name of such Purchaser.

         5.4 Second Amended and Restated Stockholders Agreement. The Company shall have duly executed and delivered the Second Amended and Restated Stockholders Agreement.

         5.5 Second Amended and Restated Registration Rights Agreement. The Company shall have duly executed and delivered the Second Amended and Restated Registration Rights Agreement.

         5.6. Stockholder Approval. (a) The Certificate of Incorporation shall have been approved and adopted at a meeting, or by a written action, of the Company's stockholders by the affirmative vote or consent of the stockholders of the Company in accordance with the Amended and Restated Certificate of Incorporation of the Company, dated January 24, 1997, and the Delaware General Corporation Law; and (b) each of the Second Amended and Restated Stockholders Agreement and the Second Amended and Restated Registration Rights Agreement shall have been duly executed and delivered by all of the stockholders of the Company party thereto (other than GAP LP, General Atlantic Partners 38, L.P., General Atlantic Partners 28, L.P. and GAP Coinvestment).

         5.7 Waiver of Preemptive Rights. The Company shall have obtained from each of the stockholders of the Company (other than GAP LP, General Atlantic Partners 38, L.P., General Atlantic Partners 28, L.P. and GAP Coinvestment) party to the Second Amended and Restated Stockholders Agreement a waiver of its or his preemptive rights under Section 5 of the Second Amended and Restated Stockholders Agreement, with respect to the issue and sale of the Purchased Shares.



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                                    ARTICLE 6

                          CONDITIONS TO THE OBLIGATION
                             OF THE COMPANY TO CLOSE


         The obligation of the Company to issue and sell the Purchased Shares and the obligation of the Company to perform its other obligations hereunder, shall e subject to the satisfaction as determined by, or written waiver by, the Company of the following conditions on or before the Closing Date:

         6.1 Payment of Purchase Price. The Company shall have received the aggregate purchase price for the Purchased Shares.

         6.2 Approvals. The Purchasers shall have duly executed and delivered the Second Amended and Restated Stockholders Agreement and the Second Amended and Restated Registration Rights Agreement.


                                    ARTICLE 7

                                  MISCELLANEOUS

         7.1 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement until the third anniversary of the Closing Date.

         7.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be given in the manner set forth in Section 10.2 of the Preferred Stock and Warrant Purchase Agreement, dated January 24, 1997 (the "Original Stock Purchase Agreement"), among the Company, General Atlantic Partners 38, L.P., General Atlantic Partners 28, L.P., GAP Coinvestment, First Union Corporation, BT Investment Partners, Inc., Wilfam Ltd., Brean Murray Information Services, Inc. and Peter Karmanos, Jr.

         7.3 Reservation of Common Stock. The Company covenants and agrees with the Purchasers that it shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue or delivery upon conversion of the Purchased Shares, the maximum number of shares of Common Stock that may be issuable or deliverable upon such conversion. Such shares of Common Stock are duly authorized and, when issued or delivered in accordance with the Certificate of Incorporation shall be validly issued, fully paid and non-assessable.



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         7.4 Successors and Assigns: Third Party Beneficiaries. This Agreement
shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Subject to applicable securities laws, the Purchasers may assign any of its rights under any of the Transaction Documents to any of its Affiliates (as defined in the Original Stock Purchase Agreement). The Company may not assign any of its rights under this Agreement without the written consent of the Purchasers. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

         7.5 Amendment and Waiver.

                  (a) No failure or delay on the part of the Company or the Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or the Purchasers at law, in equity or otherwise.

         (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or the Purchasers from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the Company and the Purchasers, and (ii) only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

         7.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         7.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         7.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         7.9 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents are intended by the parties as a final expression of



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their agreement and intended to be complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement, together with the exhibits and schedules hereto, and the other Transaction Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

         7.10 Fees. Each of the Company and the Purchasers shall pay their own fees, disbursements and other charges of their counsel incurred in connection with the transactions contemplated by this Agreement.

         7.11 Publicity: Confidentiality. Except as may be required by applicable law or the rules of any securities exchange or market on which shares of Common Stock are traded, none of the parties hereto shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement, the transactions contemplated hereby or with respect to the Purchaser, without prior approval by the other parties hereto. If any announcement is required by law or the rules of any securities exchange or market on which shares of Common Stock are traded to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties reasonable opportunity to comment thereon.

         7.12 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized on the date first above written.

                           ECLIPSYS CORPORATION


                           By:  /s/ Harvey J. Wilson
                              ------------------------------------------------
                                Name:  Harvey J. Wilson
                                Title: President and Chief Executive Officer

                           GENERAL ATLANTIC PARTNERS 47, L.P.

                           By:  GENERAL ATLANTIC PARTNERS, LLC,
                                 its General Partners


                                By:  /s/ Steven A. Denning
                                   --------------------------
                                     Name:  Steven A. Denning
                                     Title: A Managing Member



                           GAP COINVESTMENT PARTNERS, L.P.


                           By:  /s/ Steven A. Denning
                              --------------------------
                                Name:  Steven A. Denning
                                Title: A General Partner

                                                                    SCHEDULE 2.1



                               Purchased Shares and Purchase Price
                               -----------------------------------
                                       Shares of Series G
                                    Preferred Stock Purchased
    Purchaser                           From the Company                         Purchase Price
    ---------                           ----------------                         --------------
     GAP LP                                  757,012                             $7,570,120.00
GAP Coinvestment                             142,983                              1,429,880.00
                                             -------                             -------------
                 Total:                      900,000                             $9,000,000.00




                                      -14-